Exhbit 4.A

EL PASO CORPORATION

as Issuer

and

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee

SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of September 24, 2010

to

INDENTURE

Dated as of May 10, 1999

6.50% Senior Notes due 2020

i

SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of September 24, 2010 (this “Supplemental Indenture”), between EL PASO CORPORATION, a Delaware corporation (the “Company”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to an Indenture dated as of May 10, 1999 (the “Base Indenture”), such Base Indenture, as amended and supplemented from time to time (including without limitation pursuant to this Supplemental Indenture), being referred to herein as the “Indenture”, providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), the terms of which are to be determined as set forth in Section 301 of the Base Indenture; and

WHEREAS, upon the terms and subject to the conditions set forth in its Offering Memorandum, dated September 10, 2010, and in the related Letter of Transmittal, the Company has offered to exchange (the “Exchange Offer”) any and all of its outstanding 12.000% Senior Notes due 2013 (the “Existing Notes”), for cash and 6.50% Senior Notes due 2020 to be issued by the Company; and

WHEREAS, pursuant to Section 901 of the Base Indenture, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of securities of any series as permitted by Sections 201 and 301 of the Base Indenture; and

WHEREAS, in connection with the Exchange Offer and pursuant to this Supplemental Indenture, the Company desires to create a new series of Securities under the Indenture, which series shall be designated as the 6.50% Senior Notes due 2020 (the “Notes”), and to establish the forms and the terms and conditions thereof; and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Notes under the Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Base Indenture have been done or performed; and

WHEREAS, the Company has entered into a Registration Rights Agreement dated as of September 24, 2010 (the “Registration Rights Agreement”), among the Company and the several dealer managers listed on Schedule I thereto (the “Dealer Managers”), relating to the Notes;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE
Relation to Indenture; Definitions

SECTION 101.  Relation to Indenture.

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 102.  Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Base Indenture.

SECTION 103.  General References.

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE TWO
The Notes

SECTION 201.  Issue of Notes.

A new series of Securities is to be issued under the Base Indenture as supplemented by this Supplemental Indenture.  The series shall be titled the “6.50% Senior Notes due 2020.”

SECTION 202.  The Form of Note.

Notwithstanding anything to the contrary set forth in the Base Indenture, the Notes shall be substantially in the form attached as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

Except as otherwise provided herein, the Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Base Indenture as supplemented by this Supplemental Indenture (including the form of Notes set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)). In the event of any inconsistency between the provisions of this Supplemental Indenture and the provisions of the Base Indenture, the provisions of this Supplemental Indenture shall be controlling with respect to the Notes.

SECTION 203.  Amount of Notes.

The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of $348,173,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes.

The Notes may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Notes and issuance of additional Notes. Any additional Notes shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as the Notes then outstanding, except for issue date, issue price and, if applicable, the first date from which interest accrues and the first interest payment date. No additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.

SECTION 204. Global Securities; Restrictions on Transfer and Exchange.

The Notes shall initially be issued in the form of one or more Global Securities. The Depository Trust Company (“DTC”) shall be the Depositary for the Global Securities representing the Notes. Such Global Securities (i) shall bear the legends applicable to Global Securities set forth in the Base Indenture (including without limitation in Sections 202 and 204 thereof), (ii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in the Base Indenture (including without limitation Section 305 thereof) and in this Supplemental Indenture and (iii) shall otherwise be subject to the applicable provisions of the Indenture.

(1) Rule 144A Global Notes. The Notes offered and initially issued to “qualified institutional buyers” (“QIBs” or individually, a “QIB”) (which term shall have the meaning assigned to it in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”)) in the United States of America in reliance on Rule 144A will initially be issued as permanent Global Securities (the “Rule 144A Global Notes”), without interest coupons, substantially in the form of Exhibit A hereto. The Rule 144A Global Notes will be duly executed by the Company, authenticated by the Trustee, deposited with the Trustee (as custodian for DTC, which shall act as Depositary with respect to the Notes constituting Global Securities) and registered in the name of Cede & Co., as nominee of DTC.

(2) Regulation S Global Notes. The Notes offered and initially issued in Offshore Transactions to Non-U.S. Persons (each such term to have the meaning assigned to it in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S will initially be issued as permanent Global Securities (the “Regulation S Global Notes”), without interest coupons, substantially in the form of Exhibit A hereto. The Regulation S Global Notes will be duly executed by the Company, authenticated by the Trustee, deposited with the Trustee (as custodian for DTC) and registered in the name of Cede & Co., as nominee of DTC, for credit to the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System or Clearstream Banking, société anonyme, Luxembourg.

SECTION 205.  Transfer and Exchange.

(1) Transfer and Exchange of Notes in Certificated Form. In addition to the requirements set forth in the Base Indenture (including without limitation Section 305 thereof), the Notes in certificated form that are “Transfer Restricted Securities” under the Registration Rights Agreement (the “Transfer Restricted Securities”) which are presented or surrendered for registration of transfer or exchange pursuant the Base Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar and the Trustee may conclusively rely:

(A) if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto); or

(B) if such Transfer Restricted Securities are being transferred (1) to a QIB in accordance with Rule 144A and based upon the Rule 144A Certificate included in Exhibit A, or (2) pursuant to an exemption from registration in accordance with Rule 144 (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, in each case, a certification to that effect from the Holder (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto); or

(C) if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S, certifications to that effect from the Holder (in substantially the form of both (i) the Exchange/Transfer Certificate included in Exhibit A hereto and (ii) the Regulation S Certificate included in Exhibit A hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

(D) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from the Holder (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(2) Transfer and Exchange of Global Notes. The transfer and exchange of the Rule 144A Global Notes or Regulation S Global Notes (the “Global Notes” and each a “Global Note”) or beneficial interests therein shall be effected through the Depositary, upon the terms and subject to the conditions provided in the Base Indenture, this Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Neither the Security Registrar nor the Trustee shall have any liability or responsibility for any such transfers or exchanges of the Global Notes or beneficial interests therein.

SECTION 206. Transfer Restrictions; Transfer Legends.

(1) Until the first anniversary of the last date on which Notes are issued by the Company in exchange for Existing Notes under the Exchange Offer, any certificate evidencing a Note shall bear a legend in substantially the form identified as the “Transfer Restricted Security Legend” (the “Transfer Restricted Security Legend”) in the form of Note set forth in Exhibit A unless such Note has been exchanged in accordance with this Section 206 for a Note that does not bear the Transfer Restricted Security Legend, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

(2) Any Note (and all Notes issued in exchange therefor or in substitution thereof) that bears or is required under this Section 206 to bear the Transfer Restricted Security Legend shall be subject to the restrictions on transfer set forth in the Transfer Restricted Security Legend, unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the Holder of any Note bearing the Transfer Restricted Security Legend (a “Transfer Restricted Note”), by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 206, the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Transfer Restricted Note or any interest therein.

(3) In connection with any transfer of Transfer Restricted Notes in definitive form, the Holder must complete and deliver the form of assignment set forth on the certificate representing the Notes with the appropriate box checked to the Trustee (or any successor Trustee, as applicable).

(4) The Transfer Restricted Security Legend will be removed from a Note upon the expiration of one year from the last date on which Notes are issued by the Company under the Exchange Offer.

(5) Any Transfer Restricted Notes in definitive form that have been transferred pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act may, upon surrender of such Notes for exchange to the Registrar, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Transfer Restricted Security Legend. If a Transfer Restricted Note surrendered for exchange is represented by a Global Security bearing the Transfer Restricted Security Legend, the principal amount of the legended Global Security representing the Note shall be reduced by the appropriate principal amount and the principal amount of a Global Security representing the Notes without the Transfer Restricted Security Legend shall be increased by an equal principal amount. If a Global Security representing the Notes without the Restricted Security Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Security representing the Notes to the Depositary.

(6) Upon consummation of the Registered Exchange Offer, as defined in the Registration Rights Agreement (the “Registered Exchange Offer”), the Company shall issue and, upon receipt of a Company Order in accordance with the Base Indenture, the Trustee shall authenticate notes (“Exchange Notes”) in exchange for Notes accepted for exchange in the Registered Exchange Offer, which Exchange Notes shall not bear the Transfer Restricted Security Legend, and the Security Registrar shall rescind any restriction on the transfer of the Exchange Notes, in each case unless the Holder of Notes being transferred in the Registered Exchange Offer is either (A) a broker-dealer tendering Notes acquired directly from the Company, (B) a person participating in the Registered Exchange Offer for purposes of distributing the Exchange Notes or (C) a person who is an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company. The Company shall identify to the Trustee and the Security Registrar such Holders of the Notes in a written certification signed by an officer of the Company and, absent receipt of a certificate from the Company to such effect, the Trustee and the Security Registrar shall assume that there are no such Holders.

SECTION 207. Registration Rights Agreement; Registration Default.

(1) Holders of the Notes shall have the benefit of the Company’s registration obligations with respect to the Notes, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement.

(2) In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (in addition to the interest otherwise due) (“Additional Interest”) shall accrue on the Notes over and above the interest set forth in the face of the Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured. Additional Interest shall accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase to a maximum of 0.50% per annum thereafter. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the applicable original rate set forth in the face of the Notes. In no event shall the Company be obligated to pay Additional Interest for more than one Registration Default at any one time.

ARTICLE THREE
Miscellaneous

SECTION 301.  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

SECTION 302.  Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 303.  Provisions Binding on Company’s Successors.

All of the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

SECTION 304. Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 305. Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

EL PASO CORPORATION

By:	/s/ John J. Hopper
John J. Hopper
Vice President and Treasurer

[Sixteenth Supplemental Indenture]

HSBC BANK USA, NATIONAL ASSOCIATION as Trustee

By:	/s/ Herawattee Alli
Herawattee Alli
Authorized Signatory

[Sixteenth Supplemental Indenture]

EXHIBIT A

[FORM OF NOTE]

[If a Global Security, insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

[If a Global Security, insert—UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Transfer Restricted Security, insert the following Transfer Restricted Security legend—THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF EL PASO CORPORATION THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO EL PASO CORPORATION OR ANY WHOLLY-OWNED SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

EL PASO CORPORATION

6.50% Senior Note due 2020

NO.    U.S.
$_____________

CUSIP NO.

ISIN No.

EL PASO CORPORATION, a corporation duly incorporated and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & Co., as nominee for The Depository Trust Company]1, or its registered assigns, the principal sum of ________ United States Dollars[, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]2 and to pay interest thereon from September 24, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each such date, an “Interest Payment Date”), commencing March 15, 2011, at the rate of 6.50% per annum, from, and including, September 24, 2010 (or from and including the next most recent date to which interest has been paid or duly provided for) to, but excluding, the date on which the principal hereof is paid or made available for payment.

The amount of interest so payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of the interest or principal payable on such date will be made on the next succeeding day which is a Business Day, except that if such Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding day which is a Business Day, and no interest shall accrue in respect of the amounts which payment is so delayed for the period from and after such Interest Payment Date, in each case with the same force and effect as if made on such Interest Payment Date.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.  Interest will be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

1 Insert in Global Securities only.

2 Insert in Global Securities only.

[Payment of the principal of (and premium, if any) and interest on this Note will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]3

[Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.]4

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Signature Page Follows)

3 Insert in Global Securities only.

4 Insert in Definitive Securities only.

IN WITNESS WHEREOF, EL PASO CORPORATION has caused this instrument to be executed in its corporate name by the signature of its duly authorized officer.

EL PASO CORPORATION

By:
Name:
Title:
DATED:__________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 6.50% Senior Notes due 2020 referred to in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

 [REVERSE OF NOTE]

EL PASO CORPORATION

6.50% Senior Note due 2020

This note is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 10, 1999 (the “Base Indenture”), as previously supplemented and as further supplemented by a Sixteenth Supplemental Indenture, dated as of September 24, 2010 (the “Supplemental Indenture,” and the Base Indenture, as so supplemented, the “Indenture”), between the Company and HSBC Bank USA, National Association, a national banking association, as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This note is one of the notes in a series designated as 6.50% Senior Notes due 2020 of the Company (hereinafter called the “Notes”), issued under the Base Indenture.

Except as provided in Sections 1006 and 1007 of the Base Indenture, neither the Indenture nor the Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Notes issued under the Indenture are direct, unsecured obligations of the Company and will mature on September 15, 2020. The Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

The Notes are redeemable, upon not less than 30 nor more than 60 days’ notice, at any time in whole or from time to time in part, at the option of the Company at a Redemption Price (the “Make-Whole Price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) an amount equal to, as determined by an Independent Investment Banker, (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to Maturity, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate less (b) accrued and unpaid interest thereon to the Redemption Date; plus, in the case of both (i) and (ii), accrued and unpaid interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof.

The notice of redemption shall set forth the manner of calculation of the Make-Whole Price, but not necessarily its amount.  The Company shall notify the Trustee of the amount of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for the accuracy of the calculation.  Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) assuming a price for the Comparable Treasury Issue that is the same as the Comparable Treasury Price for such redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Credit Suisse Securities (USA) LLC, and its respective successors, or, if any such firm or their successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Goldman, Sachs & Co., and one other primary U.S. government securities dealer in New York City and their respective successors (provided, however, that if any such firm or any such successor shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another dealer).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem all Notes then outstanding, the Company will make an offer to each Holder of Notes to repurchase all or any part (in integral multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)      accept for payment all Notes or portions of Notes properly tendered pursuant to the offer;

(2)      deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)      deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.  The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease or exchange (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Company or one of its subsidiaries; or

(2)      the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means (a) the occurrence of a Change of Control and (b) during the period beginning on the earlier of (i) the date of the public notice of the Company’s intention to effect such Change of Control and (ii) the occurrence of such Change of Control and ending 90 days after the occurrence of such Change of Control, (x) if three Rating Agencies are continuing to provide ratings for the Notes on such date, more than one of the Rating Agencies rating the Notes at such time shall downgrade, below the rating as of the date of the supplemental indenture establishing the terms of the Notes, its respective rating of the Notes as a result of such Change of Control, (y) if fewer than three Rating Agencies are continuing to provide ratings for the Notes on such date, any of the Rating Agencies rating the Notes at such time shall downgrade, below the rating as of the date of the supplemental indenture establishing the terms of the Notes, its respective rating of the Notes as a result of such Change of Control, or (z) no Rating Agency provides a rating for the Notes.

“Fitch” means Fitch Inc.

“Moody’s” means Moody's Investor Services Inc.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody's, S&P or Fitch, or all, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” of any specified “person” (as defined above) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Outstanding Securities of any series to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, place(s) and rates, and in the coin or currency, herein prescribed.

[The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]5

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

5 Insert in Global Securities only.

The Notes are issuable only in registered form without coupons, in minimum denominations of US$1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

This Note may be surrendered for registration of transfer and exchange at the Corporate Trust Office.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Notes and the execution of the Indenture.

The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Notes (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

Payment of principal of and premium, if any, and interest, if any, on the Notes shall be without deduction for taxes, assessments or governmental charges paid by Holders thereof.

Notices and demands to or upon the Company in respect of the Notes may be served on the Company at its address specified in the Indenture.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Except as otherwise expressly provided herein, all terms used in this Note but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[The Company is a party to the Registration Rights Agreement, dated as of September 24, 2010, among the Company and the several dealer managers named on Schedule I thereto relating, to the Notes (the “Registration Rights Agreement”). In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (“Additional Interest”) which shall accrue on the Notes over and above the interest otherwise due hereon from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured.  Additional Interest shall accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase to a maximum of 0.50% per annum thereafter.  Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate set forth hereon. In no event shall the Company be obligated to pay Additional Interest for more than one Registration Default at any one time.  The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]6

6 Insert in Transfer Restricted Securities only.

[ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please Print or Typewrite Name and Address of Assignee) the within instrument of EL PASO CORPORATION and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

Dated:__________________________________________________________
(signature)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]7

7 Insert in Definitive Securities only.

[EXCHANGE/TRANSFER CERTIFICATE

Re: 6.50% Senior Notes due 2020 of El Paso Corporation (the “Notes”).

This Exchange/Transfer Certificate relates to $____ principal amount of Notes held by _____________________ (the “Transferor”).

The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:**

□           Such Note is being acquired for the Transferor’s own account without transfer.

□           Such Note is being transferred (i) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act (and based upon a certification in substantially the form of the Rule 144A Certificate included in such Note) or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of the Regulation S Certificate included in such Note).

□           Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

□           Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

[INSERT NAME OF TRANSFEROR]
By:
Name:
Title:
Address:

Date:  ______________________________

**Check appropriate box.]8

8 Include only in a Definitive Security that is also a Transfer Restricted Security.

[RULE 144A CERTIFICATE

Date: _________________, _____

HSBC BANK USA, National Association, as Security Registrar

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust and Loan Agency

Ladies and Gentlemen:

In connection with our purchase of $_______________ principal amount of 6.50% Senior Notes due 2020 (the “Notes”) of El Paso Corporation (the “Company”), we represent and warrant that we are purchasing this Note for our own account or an account with respect to which we exercise sole investment discretion and that we and any such account are “qualified institutional buyers” within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”) and are aware that the sale to us is being made in reliance on Rule 144A and acknowledge that we have received such information regarding the Company as we have requested pursuant to Rule 144A or have determined not to request such information and that we are aware that the transferor is relying upon our foregoing representations in order to claim the exemption from registration provided by Rule 144A.

You, the Trustee and the Company are entitled to rely upon this Rule 144A Certificate and you are irrevocably authorized to produce this Rule 144A Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used but not defined in this Rule 144A Certificate have the meanings set forth in Rule 144A under the Securities Act.

Very truly yours,
[Name]
By:
Name:
Title:
Address:]9

9 Include only in a Definitive Security that is also a Transfer Restricted Security.

[REGULATION S CERTIFICATE

Date: _________________, _____

HSBC BANK USA, National Association, as Security Registrar

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust and Loan Agency

Ladies and Gentlemen:

In connection with our proposed sale of $_______________ principal amount of 6.50% Senior Notes due 2020 (the “Notes”) of El Paso Corporation (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(i)	the offer of the Notes was not made to a person in the United States of America;

(ii)
at the time the buy order was originated, the transferee was outside the United States of America or we and any person acting on our behalf reasonably believed that the transferee was outside the United States of America;

(iii)	no directed selling efforts have been made by us in contravention of Rule 903 or Rule 904 of Regulation S under the Securities Act, as applicable;

(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)
if the proposed transfer is being made prior to the expiration of the 40-day distribution compliance period as set forth in Regulation S, the transfer is not being made to, or for the benefit or account of, a U.S. Person (other than a distributor).

You, the Trustee and the Company are entitled to rely upon this Regulation S Certificate and you are irrevocably authorized to produce this Regulation S Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used but not defined in this Regulation S Certificate have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,
[Name]
By:
Name:
Title:
Address:]10

10 Include only in a Definitive Security that is also a Transfer Restricted Security.

[If a Global Security, insert as a separate page—

EL PASO CORPORATION

6.50% Senior Note due 2020

No. _______

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary]